                                                                    Exhibit 99.2

                                    EXHIBIT D

                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
                CHAPTER 11 PLAN OF REORGANIZATION WHX CORPORATION

                              FINANCIAL PROJECTIONS

     WHX Corporation (the "DEBTOR" and together with its subsidiaries, "WHX
GROUP") has prepared WHX Group's consolidated projected operating and financial results (the "PROJECTIONS") to assist its creditors and shareholders in their evaluation of the Plan. The Projections are premised on a number of important assumptions compiled by management. Although management believes the assumptions to be reasonable, the Debtor can provide no assurance that these assumptions will be realized. See Section XIII, "Risk Factors" for a discussion of various factors that could affect WHX Group's or the reorganized WHX Corporation's ("NEW
WHX" and together with its subsidiaries, the "COMPANY") financial condition, results of operations, business, prospects and the value of its securities.

ASSUMPTIONS USED IN THE PROJECTIONS

     1. FISCAL YEARS. WHX Group's fiscal year ends on December 31 of each year.
Any reference to "fiscal" immediately followed by a specific year means the
12-month period ending on December 31 of such year.

     2. PLAN TERMS AND CONSUMMATION. The Projections assume the Effective Date will be July 31, 2005. If the Effective Date does not occur by July 31, 2005, certain additional bankruptcy-related expenses will be incurred and there is no assurance that, among other things, the level of customer and vendor support contemplated in the Projections can be maintained.

     3. "GOODWILL, "INTANGIBLES" AND "FRESH START ACCOUNTING." WHX Group is in
the process of conducting its annual 2004 impairment review of the carrying value of its goodwill in accordance with SFAS 142. As of the date of this
Disclosure Statement, WHX Group has not completed its evaluation, but believes it is likely that it will be required to record an impairment charge. Any potential charge to goodwill has not been reflected in the projections.

     In addition and in connection with the Plan, the Debtor may qualify for statement of its balance sheet in accordance with principles of fresh start accounting (as defined by AICPA Statement of Position 90-7). These principles are contained in the American Institute of Certified Public Accountants
Statement of Position 90-7 "Financial Reporting by Entities in Reorganization
Under the Bankruptcy Code." Fresh start accounting will apply if the reorganization value of the emerging entity immediately before the date of confirmation is less than the total of all allowed claims and postpetition liabilities, and if holders of existing voting shares immediately before confirmation receive less than 50 percent of the voting shares of the emerging entity.

     The reorganization value of an entity is the amount of resources available and to become available for the satisfaction of postpetition liabilities and allowed claims and interest, as negotiated or litigated between the debtor-in-possession or trustee, the creditors, and the holders of equity interests. This value will be allocated, based on estimated fair market values, to specific tangible or intangible assets. The projections have been prepared under the assumption that fresh start accounting will apply. However, this determination cannot be definitely determined at the time of filing the application. It is likely that the final allocation will differ from the amounts presented herein.

     4. MACROECONOMIC FACTORS. The Projections assume that general economic conditions in the markets served by the Company do not deteriorate significantly over the next four years. Inflation in revenues and costs are assumed to remain relatively low.

     5. ASSUMPTIONS PRECEDING THE EFFECTIVE DATE. As a basis for the
Projections, management has estimated the operating results for the period of time leading up to the Effective Date. Specifically, it has been assumed that prior to and during the Chapter 11 Case, WHX Group's vendors will continue to provide goods and services on relatively customary terms and credit and there will be no meaningful change in WHX Group's customer base. In addition, the projections assume that the wire and cable businesses are classified as discontinued operations and divested during 2005.

                                      E-1

BALANCE SHEET

     1. WORKING CAPITAL ASSUMPTIONS. Projections for working capital accounts are based on a business-by-business buildup of plant managers projected accounts receivable, inventory, other current assets, trade payables and accrued liabilities. The projections take into account historical ratios such as accounts receivable days outstanding, days payable outstanding, inventory turns, other current assets to sales and accrued liabilities to sales, as well as, plant managers prior experience managing their plant's yearly source and/or use of working capital.

     2. DEBT. Total debt upon emergence is assumed to be $119 million (including debt of non-debtor subsidiaries). For the purposes of calculating future projected debt, the Debtor has assumed that all domestic cash and cash equivalents at Handy amp; Harman are used to paydown the revolver and cash and cash equivalents at WHX Group's Denmark operations are assumed to be $1.5 million in fiscal 2005 through 2008.

     INCOME STATEMENT.

     1. REVENUES. The Company's revenues are projected to be $427 million, $461 million, $490 million and $519 million in 2005, 2006, 2007 and 2008, respectively. Total revenues are projected to increase 8%, 6% and 6% in 2006,
2007 and 2008, respectively. Revenues are projected to increase as the result of market share gains, the introduction of new product lines and product line extensions, and expansion of WHX Group's global market position.

     2. COST OF SALES. The largest components of the cost of production are personnel costs, material purchases, and plant costs and overhead. Total cost of sales remains relatively flat at 80% in 2005 and 2006 and 79% in 2007 and 2008.
The slight improvement in cost of sales in 2005 and 2006 is due to the absorption of overhead resulting from increased volume.

     3. SELLING, GENERAL AND ADMINISTRATIVE. SG&A expenses are projected to remain at 14% from 2005 through 2008.

     4. NET INTEREST EXPENSE. Pro forma for the transaction, net interest expense was assumed to be the interest on the debt of WHX, less the interest on cash and cash equivalents. The WHX debt was assumed to consist of a revolver at
LIBOR plus 2.25%, a term loan A at LIBOR plus 2.5% and a term loan B at prime plus 4.00%. The cash and cash equivalents was assumed to earn interest at a rate of 2.00% per annum.

     5. TAXES. The Debtor is currently exploring the ability to retain WHX
Group's net operating loss carryforwards (estimated as $105 million at December
31, 2004 and subject to change before the filing of the fiscal 2004 annual report). Until a final determination can be made on any restrictions of usage, the Debtor has determined that the full use of the net operating loss carryforwards is available, less the net operating loss carryforwards of approximately $30 million attributable to the interest expense on the 10 1/2%
Senior Notes in the prior three years and accrued to date. In addition and for the purposes of presentation, the Debtor has assumed that the federal income tax rate is 35% and state taxes are approximately $1.5 million per year.

     CASH FLOW STATEMENT

     1. CAPITAL EXPENDITURES. Capital expenditures are assumed to be $22.8 million, $19.9 million, $15.4 million and $15.5 million in 2005, 2006, 2007 and
2008.

     2. PENSION CONTRIBUTION. Pension contribution reflects the Company's $1.2 million, $17.2 million and $1.7 million cash pension contributions to be paid in
2005, 2006 and 2007, respectively.

     3. PENSION CREDIT. Pension Credit represents non cash pension credit included in SG&A expenses on the income statement.

     FINANCIAL PROJECTIONS

     The financial Projections prepared by management are summarized in the following tables. Specifically, the attached tables include:

                                      E-2

          o    Pro forma reorganized balance sheet at July 31, 2005, including estimated reorganization and fresh-start adjustments.

          o    Projected balance sheets for fiscal years 2005, 2006, 2007, and
               2008.

          o    Projected income statements for fiscal years 2005, 2006, 2007, and 2008.

          o    Projected statements of cash flows for fiscal years 2005, 2006,
               2007, and 2008.

     THESE PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR
PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS. WHX GROUP'S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM AND ITS FINANCIAL ADVISORS HAVE NEITHER EXAMINED NOR COMPILED
THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY
OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO
RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE
PROJECTIONS. WHX GROUP DOES NOT PUBLISH PUBLIC PROJECTIONS OF ITS ANTICIPATED
FINANCIAL POSITION OR RESULTS OF OPERATIONS.

THE SECURITIES LAWS REQUIRE FULL AND PROMPT  DISCLOSURE OF MATERIAL FACTS,  BOTH
FAVORABLE AND  UNFAVORABLE,  REGARDING WHX GROUP'S  FINANCIAL  CONDITION AND MAY
EXTEND  TO  SITUATIONS  WHERE  IT  KNOWS OR HAS  REASON  TO KNOW ITS  PREVIOUSLY
DISCLOSED  PROJECTIONS NO LONGER HAVE A REASONABLE BASIS. WHX GROUP BELIEVES THE
CONSOLIDATED  PROJECTIONS  ARE  BASED  ON  ESTIMATES  AND  ASSUMPTIONS  THAT ARE
REASONABLE. THE ESTIMATES AND ASSUMPTIONS MAY NOT BE REALIZED,  HOWEVER, AND ARE
INHERENTLY   SUBJECT  TO   SIGNIFICANT   BUSINESS,   ECONOMIC  AND   COMPETITIVE
UNCERTAINTIES  AND  CONTINGENCIES,  MANY OF WHICH ARE  BEYOND  ITS  CONTROL.  NO
REPRESENTATIONS  CAN BE OR ARE MADE AS TO  WHETHER  THE ACTUAL  RESULTS  WILL BE
WITHIN THE RANGE SET FORTH IN ITS PROJECTIONS.  SOME ASSUMPTIONS INEVITABLY WILL
NOT MATERIALIZE,  AND EVENTS AND CIRCUMSTANCES  OCCURRING SUBSEQUENT TO THE DATE
ON WHICH THE  PROJECTIONS  WERE PREPARED MAY BE DIFFERENT  FROM THOSE ASSUMED OR
MAY BE  UNANTICIPATED,  AND THEREFORE MAY AFFECT FINANCIAL RESULTS IN A MATERIAL
AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS,  THEREFORE, MAY NOT BE RELIED UPON
AS A GUARANTEE  OR OTHER  ASSURANCE OF THE ACTUAL  RESULTS THAT WILL OCCUR.  SEE
SECTION XIII., "RISK FACTORS."

                                      E-3

WHX CORP.
------------------------------------------------------------------------------------------
Disclosure Statement Projections -- Income Statement
($ IN MILLIONS)

                                                       PROJECTED FYE DECEMBER 31,
                                          ------------------------------------------------
                                              2005        2006        2007          2008
                                          ------------------------------------------------

Sales                                     $  427.2     $  461.1     $  490.2     $  519.2
Cost of Goods Sold                           341.6        366.7        388.0        409.2
                                          ------------------------------------------------
GROSS PROFIT                              $   85.7     $   94.5     $  102.1     $  110.0
SG&A                                          60.9         63.1         67.4         71.0
Bankruptcy-Related Expenses                   11.3          --           --           --
                                          ------------------------------------------------
EBIT                                      $   13.5     $   31.3     $   34.7     $   39.0
Other Expenses                                (0.3)        (0.4)        (0.4)        (0.4)
Interest Expense                             (14.5)       (12.1)       (10.3)        (9.3)
Taxes                                         (1.5)        (1.5)        (1.5)        (1.5)
                                          ------------------------------------------------
NET INCOME FROM CONTINUING OPERATIONS     $   (2.9)    $   17.3     $   22.5     $   27.8
Discontinued Operations                       (0.5)         --           --           --
                                          ------------------------------------------------
NET INCOME                                $   (3.4)    $   17.3     $   22.5     $   27.8
                                          ================================================

EBITDA(1)                                 $   34.9     $   43.1     $   47.5     $   52.6
EBITDA Margin                                  8.2%         9.4%         9.7%        10.1%

-----------------
(1) EBITDA is defined as EBIT plus the sum of depreciation and amortization and bankruptcy-related expenses, less the sum of other expenses and the pension credit. EBITDA is a non-GAAP financial measure and is included for illustrative purposes only to help future creditors and shareholders evaluate the business.

WHX CORP.
---------------------------------------------------------------------------------------------
Disclosure Statement Projections -- Statement of Cash Flow
($ IN MILLIONS)

                                                         PROJECTED FYE DECEMBER 31,
                                             -------------------------------------------------
                                                 2005         2006         2007         2008
                                             -------------------------------------------------
CASH FLOW FROM OPERATIONS
Net Income From Continuing Operations        $    (2.9)   $    17.3    $    22.5    $    27.8
D&A                                               13.1         14.8         15.8         16.6
Other                                             (0.1)        (0.2)        (0.2)        (0.2)
Pension Contribution                              (1.2)       (17.2)        (1.7)         --
Pension Credit                                    (2.6)        (2.6)        (2.6)        (2.6)
Total Change in Working Capital                   10.9         (4.1)        (4.9)        (6.1)
                                             -------------------------------------------------
     CASH FLOW FROM OPERATIONS               $    17.2    $     8.1    $    28.9    $    35.6

CASH FLOW FROM INVESTING
Capital Expenditures                         $   (22.8)   $   (19.9)   $   (15.4)   $   (15.5)
Proceeds from Sale of Fixed Assets                 2.6          --           --           --
                                             -------------------------------------------------
CASH FLOW FROM INVESTING                     $   (20.2)   $   (19.9)   $   (15.4)   $   (15.5)

CASH FLOW FROM FINANCING
Total Debt                                   $  (126.3)   $    11.8    $   (13.6)   $   (20.1)
New Equity                                        96.7          --           --           --
                                             -------------------------------------------------
     CASH FLOW FROM FINANCING                $   (29.6)   $    11.8    $   (13.6)   $   (20.1)

NET CASH FLOW FROM CONTINUING OPERATIONS     $   (32.6)   $     --     $     --     $     --

CASH FLOW FROM DISCONTINUED OPERATIONS       $    13.3    $     --     $     --     $     --

NET CASH FLOW FROM OPERATIONS                $   (19.3)   $     --     $     --     $     --

WHX CORP.
---------------------------------------------------------------------------------------------
Disclosure Statement Projections -- Balance Sheet
($ IN MILLIONS)

                                                         PROJECTED FYE DECEMBER 31,
                                             ------------------------------------------------
                                                 2005         2006         2007        2008
                                             ------------------------------------------------

ASSETS
Cash and Cash Equivalents                    $     1.5    $     1.5    $     1.5    $     1.5
Trade Receivables, net                            54.0         55.0         58.8         62.1
Inventories, net                                  41.0         43.8         46.0         48.7
Other Current Assets                               9.8         10.4         10.6         10.7
                                             ------------------------------------------------
Total Current Assets                         $   106.3    $   110.7    $   116.9    $   123.0

Property, Plant & Equipment, net             $    91.7    $    96.8    $    96.4    $    95.2
Goodwill & Other Intangibles                     142.8        142.8        142.8        142.8
Prepaid Pension Asset                              --           4.8          9.1         11.7
Other Noncurrent Assets                           20.3         20.5         20.7         20.9
                                             ------------------------------------------------
TOTAL ASSETS                                 $   361.2    $   375.6    $   385.8    $   393.5

LIABILITIES
Trade Payables                               $    31.9    $    32.1    $    33.4    $    33.4
Accrued Liabilities                               28.7         28.9         28.9         28.9
                                             ------------------------------------------------
Total Current Liabilities                    $    60.6    $    61.0    $    62.3    $    62.3

Total Debt                                   $   103.8    $   115.6    $   102.0    $    81.9
Other Employee Benefit Liabilities                 8.9          8.9          8.9          8.9
Additional Minimum Pension Liability              51.6         51.6         51.6         51.6
Accrued Pension Liability                         15.0          --           --           --

                                             ------------------------------------------------
Total Liabilities                            $   239.9    $   237.0    $   224.8    $   204.7
Stockholders' Equity                             121.3        138.6        161.1        188.9
                                             ------------------------------------------------
TOTAL LIABILITIES + STOCKHOLDERS' EQUITY     $   361.2    $   375.6    $   385.8    $   393.5
                                             =================================================

WHX CORP.
---------------------------------------------------------------------------------------------
Disclosure Statement Projections -- Fresh Start Accounting
($ IN MILLIONS)

                                                   AS OF                                       PF AS OF
                                                  7/31/05       TRANS. ADJ.   FRESH START.   7/31/05
                                                ------------------------------------------------------

ASSETS
Cash and Cash Equivalents                       $     9.3       $  (5.8)      $    --        $     3.5
Trade Receivables, net                               63.1          --              --             63.1
Inventories, net                                     40.0          --              --             40.0
Other Current Assets                                 10.8          (0.3)           --             10.5
                                                ------------------------------------------------------
Total Current Assets                            $   123.2       $  (6.1)      $    --        $   117.1

Property, Plant & Equipment, net                $    92.0       $  --         $    --        $    92.0
Goodwill & Other Intangibles                        125.6          --            17.3            142.8
Prepaid Pension Asset                                --            --              --             --
Other Noncurrent Assets                              18.3          --              --             18.3
                                                ------------------------------------------------------
TOTAL ASSETS                                    $   359.0       $  (6.1)      $  17.3        $   370.2

LIABILITIES
Trade Payables                                  $    33.8       $  --         $    --        $    33.8
Accrued Liabilities                                  30.7          (3.8)           --             26.8
                                                ------------------------------------------------------
Total Current Liabilities                       $    64.5       $  (3.8)      $    --        $    60.6

Total Debt                                      $   211.7       $ (92.8)      $    --        $   118.9
Other Employee Benefit Liabilities                    8.9          --              --              8.9
Additional Minimum Pension Liability                 51.6          --              --             51.6
Accrued Pension Liability                            16.5          --              --             16.5
                                                ------------------------------------------------------
Total Liabilities                               $   353.2       $ (96.7)      $    --        $   256.5
Stockholders' Equity                                  5.8          90.6          17.3            113.7
                                                ------------------------------------------------------

TOTAL LIABILITIES + STOCKHOLDERS' EQUITY        $   359.0       $  (6.1)      $  17.3        $   370.2
                                                ======================================================